Exhibit 10.8

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), is made effective as of March 10, 2022 (the “Effective Date”), by and between HOMOLOGY MEDICINES, INC., a Delaware corporation (“Assignor”), with an address of One Patriots Park, Bedford, Massachusetts 01730, and ROADRUNNER SOLUTIONS LLC, a Delaware limited liability company (“Assignee”), with an address of One Patriots Park, Bedford, Massachusetts 01730. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Lease (as defined below).

RECITALS

A. As of the Effective Date, Assignor has transferred its manufacturing business to Assignee (the “Transaction”).

B. Patriots Park Owner, LLC (“Landlord”), as successor-in-interest to Bedford Patriots Park, LLC, and Assignor are parties to that certain Lease Agreement dated as of December 21, 2017 (the “Original Lease”), as amended by that First Amendment to Lease dated as of February 8, 2019 (the “First Amendment”), as amended by that Second Amendment to Lease dated as of March 15, 2019 (the “Second Amendment”), and as amended by that Third Amendment to Lease dated as of November 9, 2021 (the “Third Amendment” and together with the Original Lease, the First Amendment, and the Second Amendment, collectively, the “Lease”), for the lease of certain premises being comprised of approximately 91,529 rentable square feet of space (the “Premises”) located on the first (1st) and second (2nd) floors of the building located at One Patriots Park, Bedford, Massachusetts 01730 (the “Building”).

C. In connection with the Transaction and as of the Effective Date, Assignor desires to assign all of its rights under the Lease to Assignee, and Assignee desires to accept such assignment and to assume all of Assignor’s obligations and liabilities under the Lease, subject to the terms and conditions set forth in this Assignment.

D. As of the Effective Date, Assignor and Assignee are entering into that certain Sublease Agreement by and between Assignee, as sublandlord, and Assignor, as subtenant (the “Sublease”) pursuant to which Assignor will sublease from Assignee a portion of the Premises located on the first (1st) floor of the Building.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Assignor and Assignee hereto agrees as follows:

1.
Assignment and Assumption. As of the Effective Date, (i) Assignor hereby assigns,

transfers, releases and sets over unto Assignee and its successors and permitted assigns, all of Assignor’s right, title and interest in and to the Lease, and (ii) subject to the provisions of this Assignment, Assignee, effective as of the Effective Date, hereby accepts the foregoing assignment and assumes and agrees to perform and comply with all of the terms, covenants, conditions and agreements set forth in the Lease on the part of the “Tenant” therein to be fulfilled, kept, observed and performed, including any renewal, extension or modification thereof, accruing from and after the Effective Date.

2.
Lease. Assignor represents and warrants as of the Effective Date to Assignee that (a) the Lease is valid, binding and in full force and effect and enforceable in accordance with its terms by Assignor and, to Assignor’s knowledge, Landlord, (b) a true, complete and accurate copy of the Lease is attached hereto as Exhibit A and the Lease has not been amended or modified, except as set forth in Exhibit A, or terminated or cancelled, (c) neither Assignor nor, to Assignor’s knowledge, Landlord is in breach or default under the Lease (whether monetary or otherwise) and has not given or received any written notice of breach or default or termination under the Lease, (d) Assignor has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease or any interest therein, or granted any sublease, license, occupancy agreement or other use or occupancy right to any other person or entity, and (e) there are no parties in possession of the Premises other than Assignor. Assignee and Assignor each covenant and warrant to the other that, as of the Effective Date, it has, the full power, good right and lawful authority to execute this Assignment and to perform the obligations contained herein.
3.
Assignor and Assignee Indemnities. Assignor hereby indemnifies, protects, defends and saves Assignee, Oxford Biomedica plc and any director, manager, officer, employee, agent or other representative of Assignee or Oxford Biomedica plc (“Assignee Parties”) harmless from and against any and all losses, costs, damages and expenses, including reasonable attorneys’ fees, liabilities or obligations (“Claims”) arising out of, by virtue of or in any way related to any alleged obligation, including without limitation any environmental obligation or requirement to remove or restore any Alterations (as defined in the Lease) constructed by Assignor, or undertaking of the “Tenant” to perform or discharge any of the terms of the Lease which obligation or undertaking shall have arisen prior to the Effective Date. Assignor hereby releases, remises, acquits and forever discharges Assignee and the Assignee Parties from and against any and all Claims arising out of or in any way relating to the obligations imposed on the “Tenant” under the Lease, which obligations accrued as of or prior to the Effective Date, or arising from the actions of any of the Assignor Parties with respect to the Lease or the Premises as of or prior to the Effective Date. Assignee hereby protects, defends and saves Assignor and any director, manager, officer, employee, agent or other representative of Assignor (“Assignor Parties”) harmless from and against all Claims which Assignor may sustain, suffer, expend or incur in connection with any alleged obligation or undertaking of the “Tenant” to perform or discharge any of the terms of the Lease which obligation or undertaking shall have arisen subsequent to the Effective Date. Assignee hereby releases, remises, acquits and forever discharges Assignor and the Assignor Parties from and against any and all Claims arising out of or in any way relating to the obligations imposed on the “Tenant” under the Lease, which obligations first accrued from and after the Effective Date, except any Claim arising out of or relating to (i) the condition of the Premises on or before the Effective Date to the extent the Claim arises as a result of a failure by Assignor to comply with its obligations under the Lease prior to the Effective Date, (ii) Assignor’s obligations under this Assignment, (iii) Assignor’s obligations under the Sublease (including, without limitation, to comply with the terms, conditions and covenants of the Lease), or (iv) the Transaction. In no event shall either party be liable to the other to the extent of such other party’s negligence or willful misconduct, or for any consequential, punitive, exemplary or similar damages. Assignor’s and Assignee’s obligations under this Section 3 shall survive any assignment of the Lease.
4.
Premises Condition. On the Effective Date, Assignor shall surrender and deliver the Premises to Assignee (a) in the condition required to be maintained by the “Tenant” under the Lease, (b) vacant, other than furniture, fixtures and equipment set forth on Exhibit B, and (c) in broom clean condition; provided, however, that the foregoing shall not relieve Assignor of any of its obligations under the Lease arising on or before the Effective Date or its indemnity obligations under Section 3 above or its reimbursement, remediation or indemnity obligations under Section 5 below. Assignor shall have no obligation to remove any Alterations (as such term is defined in Section 8.1 of the Original Lease) in the Premises, make any Alterations in the Premises or otherwise prepare the Premises for Assignee’s use in connection with such surrender unless such removal, additional Alterations or other preparations are required as a result of Assignor’s failure to comply with any term or condition of the Lease arising on or before the Effective Date. Notwithstanding its rights under Section 24 of the Lease, Assignor represents and warrants that Assignor has not deferred and is not currently deferring any maintenance or compliance with Applicable Laws (as such term is defined in Section 24 of the Original Lease) to the Premises pursuant to Section 24 of the Lease or as otherwise may be permitted under the Lease. Assignor’s obligations under this Section 4 shall survive the assignment of the Lease pursuant to this Assignment.
5.
Environmental. Assignee may, at its sole cost and expense, engage a reputable licensed environmental engineer or industrial hygienist to conduct a non-invasive environmental assessment that does not constitute an Alteration (as defined in the Lease) (“Environmental Assessment”), which such Environmental Assessment is to be performed pursuant to and in compliance with all terms and conditions of the Lease. So long as such Environmental Assessment is completed within sixty (60) days after the Effective Date (“ESA Delivery Date”), Assignor shall cause (or, if so elected in writing by Assignee in Assignee’s sole discretion, reimburse Assignee for Assignee’s performance of) the remediation of any recognized environmental conditions in the Environmental Assessment to the extent required under the Lease (including, without limitation, any removal of Hazardous Materials required by the Lease or cleanup required by the Lease) to the extent existing in, on or under the Premises. If the Environmental Assessment is delivered to Assignor on or before the ESA Delivery Date and discloses the existence of recognized environmental conditions in, on or under the Premises for which the estimated cost of remediation in accordance with the Lease, individually or in the aggregate, is equal to or exceeds $75,000.00, then Assignor shall reimburse Assignee for the full cost and expense of the Environmental Assessment within thirty (30) days after invoice therefor. To the extent the Environmental Assessment is delivered to Assignor on or before the ESA Delivery Date, Assignor hereby acknowledges and agrees that the contents of the Environmental Assessment will be definitive as between the parties and that any recognized environmental conditions in the Environmental Assessment will be deemed to have been caused by Assignor. Assignor hereby indemnifies Landlord, Landlord Parties, Assignee and any Assignee Parties for any Claims related to any recognized environmental conditions disclosed in the Environmental Assessment (other than with respect to Existing Hazardous Materials unless exacerbated by Assignor’s construction activities or other acts or omissions by Assignor) and Assignor’s entry into the Premises and performance of remediation of, or any failure to remediate, any such matters in accordance with this Section 5. Assignor’s obligations under this Section 5 shall survive the assignment of the Lease pursuant to this Assignment.
6.
Security Deposit. Assignee acknowledges that Landlord holds a letter of credit in the amount of $1,676,549.33 as the Total Lease Security Deposit (as defined in Section 17 of the Third Amendment) under the Lease and such Total Lease Security Deposit is not being assigned to Assignee under this Assignment. Within thirty (30) calendar days after the Effective Date, Assignee shall deliver to Landlord a replacement letter of credit pursuant to and in accordance with all terms and conditions of the Lease in the amount of $1,676,549.33 to replace the existing Total Lease Security Deposit held by Landlord as of the Effective Date; provided, however, that Assignor and Assignee hereby acknowledge and agree that the existing letter of credit held by Landlord as of the Effective Date hereof in the amount of the Total Lease Security Deposit as delivered by Assignor shall remain in full force and effect until Assignee has provided Landlord with such replacement letter of credit pursuant to and in accordance with all terms and conditions contained herein and in the Lease, as applicable.
7.
Further Assurances. Each party hereto agrees to furnish to the other party all such resolutions, certificates, other documents and access to non-proprietary and non-confidential information as the other party may from time to time reasonably request to evidence, confirm and fully implement the assignment of assets and assumption of liabilities made hereby.
8.
Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
9.
Counterparts; Effectiveness. This Assignment may be signed in any number of counterparts, and any signatures delivered by e-mail or portable document format (.pdf), each of which shall be an original, shall have the same effect as if the signatures were upon the same instrument and delivered in person.
10.
Brokers. Each party hereto represents and warrants to the other and to Landlord that it has had no dealings with any real estate broker, finder or agent in connection with this Assignment or the transactions contemplated hereby, and that it knows of no real estate broker, finder or agent who is entitled to a commission in connection with this Assignment. Each of the parties agrees to indemnify, protect, defend and hold harmless the other and Landlord from and against any and all losses, liabilities, damages, claims, demands, costs and expenses (including, without limitation, reasonable attorneys’ fees) suffered or incurred by the other in connection with any commissions or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker, finder or agent in connection with this Assignment or the transactions contemplated hereby.
11.
Amendments. Any amendment or waiver of this Assignment must be in writing and signed by the party against whom it is to be effective. No failure or delay in exercising any right, power or privilege hereunder shall constitute a waiver thereof, nor shall any single or partial exercise or waiver thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.
Severability. If any provision of this Assignment, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Assignment and such provisions as applied to other persons, places and circumstances shall remain in full force and effect, for so long as the economic or legal substance of the transactions contemplated by this Assignment is not affected in any manner materially adverse to any party.
13.
Governing Law, Entire Agreement, etc. This Assignment shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without reference to its principles of choice or conflict of laws or any other laws that would make the laws of any other jurisdiction other than the Commonwealth of Massachusetts applicable hereto).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Assignment and Assumption Agreement as of the Effective Date.

ASSIGNEE:

ROADRUNNER SOLUTIONS LLC,
a Delaware limited liability company

By: /s/ Tim Kelly

Name: Tim Kelly

Title: Chief Executive Officer

ASSIGNOR:

HOMOLOGY MEDICINES, INC.
a Delaware corporation

By: /s/ Arthur O. Tzianabos

Name: Arthur O. Tzianabos

Title: President and Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]

US-DOCS\127469008.14

EXHIBIT A

LEASE

EXHIBIT B

FF&E